UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2014, Macy's, Inc. ("Macy's"), certain of its subsidiaries and Department Stores National Bank ("DSNB"), as assignee of Citibank, N.A., entered into an Amended and Restated Credit Card Program Agreement (the "Amended and Restated Program Agreement"), which amended and restated the Credit Card Program Agreement dated June 1, 2005 (as amended and supplemented prior to November 10, 2014, the "Original Program Agreement") among such parties or their predecessors in interest.

The Original Program Agreement provided for an initial term that was scheduled to expire on July 17, 2016.  The Amended and Restated Program Agreement extends the term of the Original Program Agreement to March 31, 2025, subject to renewal for an additional term of three years.  Either Macy's or DSNB may terminate the agreement upon certain events, including specified defaults by the other party.  Upon any termination and at the end of the term, Macy's may purchase the accounts and receivables subject to the credit program at a specified price.  The Amended and Restated Program Agreement also provides for specified systems upgrades and related cost-sharing arrangements.

Item 2.02.	Results of Operations and Financial Condition.

On November 12, 2014, Macy's, Inc. ("Macy's") issued a press release announcing Macy's sales, financial condition and results of operations for the 13 and 39 weeks ended November 1, 2014.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release referred to above contains a non-GAAP financial measure of comparable sales together with comparable sales of departments licensed to third parties.  Macy's licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, Macy's includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. Macy's does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales calculation.  Management believes that providing comparable sales growth together with comparable sales of departments licensed to third parties is a useful measure to assist investors in evaluating Macy's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis. Management believes that providing comparable sales growth together with comparable sales of departments licensed to third parties is particularly useful in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of Macy's previously owned athletic footwear business to licensed Finish Line shops). However, the reader is cautioned that any non-GAAP financial measures provided by Macy's are provided in addition to, and not as alternatives for, Macy's reported results prepared in accordance with GAAP. Certain items that may have a significant impact on Macy's financial position, results of operations and cash flows must be considered when assessing Macy's actual financial condition and performance regardless of whether these items are included in these non-GAAP financial measures. In addition, you should note that the amounts received by Macy’s on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by Macy's to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by Macy's may not be comparable to similar measures provided by other companies.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		99.1	Press Release of Macy's dated November 12, 2014.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: November 12, 2014	By: /s/ Joel A. Belsky
Name: Joel A. Belsky Title: Executive Vice President and Controller

Index to Exhibits

Index Number

99.1	Press Release of Macy's dated November 12, 2014.